EXHIBIT 99.1
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                        RELEASE AND SETTLEMENT AGREEMENT


     THIS RELEASE AND SETTLEMENT AGREEMENT (this "Agreement") is entered into this 16th day of March 2007 between F. David Radler ("Radler") and Sun-Times Media Group, Inc., a Delaware corporation f/k/a Hollinger International Inc. ("STMG"), (together, the "Parties").

     WHEREAS by resolutions dated June 19, 2003, and January 20, 2004, the STMG Board of Directors formed and authorized a Special Committee (the "SC") to investigate and file suit regarding, among other things, various related-party transactions and payments, and to take any actions necessary to recover assets and damages for STMG; and

     WHEREAS on August 30, 2004, STMG filed the SC's report of investigation (the "SC Report") with the U.S. District Court for the Northern District of Illinois in the action titled SEC V. HOLLINGER INTERNATIONAL INC., Case No. 04-C-0366, and with the U.S. Securities & Exchange Commission on SEC Form 8-K, and the SC Report made allegations, INTER ALIA, regarding certain conduct of Radler; and

     WHEREAS on January 28, 2004, the SC filed a complaint on STMG's behalf in the U.S. District Court for the Northern District of Illinois against Radler and others alleging various legal claims based on alleged breaches of fiduciary duties and conversion of company assets in an action captioned HOLLINGER
INTERNATIONAL INC. V. HOLLINGER INC., ET AL., Case No. 04-C-0698, and subsequent amendments on May 7 and October 29, 2004 (the "Illinois Action"); and

     WHEREAS Radler has agreed to enter into this Agreement to (i) settle and finally resolve all actual and potential claims, except for any claims arising from STMG's July 2000 sale of four newspaper publications to Bradford Publishing Company ("Bradford") as that transaction is described in paragraphs 301-317 of STMG's Second Amended Complaint in the Illinois Action (the "Bradford Transaction Claims"), that have been or could have been brought by or on behalf of STMG (a) in the Illinois Action; (b) arising out of the conduct and events alleged in the SC Report; or (c) concerning any other claims that could have been brought by or on behalf of STMG relating to Radler's service to STMG as an officer or director; and (ii) reduce further expense, inconvenience, and the distraction of burdensome and protracted litigation; and

     WHEREAS STMG is  simultaneously  entering into settlement  agreements with
(i) North American Newspapers Ltd. f/k/a FD Radler Ltd. ("NANL"), referred to herein as the "NANL Settlement Agreement"; (ii) Horizon Publications Inc.; Horizon Publications (U.S.A.) Inc.; Horizon Arkansas Publications Inc.; Horizon Blackfoot Publications Inc.; Horizon California Publications Inc.; Horizon Connecticut Publications Inc.; Horizon Florida Publications Inc.; Horizon Hawaii Publications Inc.; Horizon Illinois Publications Inc.; Horizon Indiana Publications Inc.; Horizon Mississippi Publications Inc.; Horizon North Carolina Publications Inc.; Horizon North Dakota Publications Inc. (f/k/a Horizon Idaho Publications Inc.); Horizon Ohio Publications Inc.; Horizon Vermont Publications Inc.; Horizon Washington Publications Inc. (f/k/a Terra Holdings Inc.); Horizon Publications Management Services Inc.; Leeming Communications Company; Review Publications Inc.; Westbourne Investments Inc.; Continental Newspapers Ltd. (f/k/a Horizon Operations Ltd.); and Continental Newspapers (Canada) Ltd. (f/k/a Horizon Operations (Canada), Ltd.), referred to

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herein as the "Horizon Settlement Agreement";  and (iii) Bradford,  referred to herein as the "Bradford Settlement Agreement";(1) and

     WHEREAS the SC has approved the settlement reflected in this Agreement as fair, reasonable, adequate, and in the best interests of STMG and its shareholders;

     NOW THEREFORE IN CONSIDERATION OF THE COVENANTS SET FORTH BELOW AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS ACKNOWLEDGED, STMG and Radler agree as follows:

     1. RADLER SETTLEMENT AMOUNT. STMG acknowledges that in early November 2003, Radler volunteered to repay and subsequently in 2003 and 2004 did make repayments to STMG totaling approximately U.S.$8.65 million as restitution, including interest, for certain non-competition-styled payments Radler received from the proceeds of STMG's 1999 and 2000 sales of U.S. community newspaper assets. Simultaneously upon execution of this Agreement by both Parties, Radler will: (i) pay to STMG the additional sum of U.S.$21.35 million ("the Radler Settlement Amount");(2) and (ii) cause NANL to pay to STMG the NANL Settlement Amount as that term is defined in the NANL Settlement Agreement. The sum of all the payments to STMG described in this paragraph 1, together with the Horizon Settlement Amount as that term is defined in the Horizon Settlement Agreement, shall constitute the "Radler/Horizon Settlement Amount."

     2. BRADFORD TRANSACTION ALLOCATION AMOUNT. STMG will set aside $500,000 of the NANL Settlement Amount as that term is defined in the NANL Settlement Agreement. That money, referred to herein as the "Bradford Transaction Allocation Amount," shall be held separately by STMG in accordance with the terms of paragraph 6 below.

     3. APPORTIONMENT OF RADLER SETTLEMENT AMOUNT. The amount in clause (i) of paragraph 1 above includes restitution in full, plus interest through August 31, 2006, at the average Federal Discount Rate at the time of the transaction +500 bps, for the following transactions:

         a.   CANWEST NON-COMPETITION PAYMENT: U.S.$16.5 million;

         b.   OSPREY NON-COMPETITION PAYMENTS: U.S.$3.1 million; and

         The amount in clause (i) of paragraph 1 above also includes the following allocation to portions of STMG's asserted damages on the following items:

         c.   STOCK OPTIONS:  U.S.$750,000; and

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(1) The Parties acknowledge that Horizon and Bradford, through their respective separate and independent counsel, have separately reviewed and approved the Horizon Settlement Agreement and the Bradford Settlement Agreement.

(2) As part of this Agreement, Radler will receive credits against the Radler Settlement Amount from STMG for the following disputed items: (i) a credit of U.S.$135,492 for proceeds from Hollinger Canadian Newspaper Limited Partnership options that Radler attempted to purchase in February 2004; and (ii) a credit of U.S.$37,687.50 for a calculation error that occurred when Radler exercised STMG options in December 2003 and January 2004.

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         d.   REIMBURSEMENT  OF ADVANCED  ATTORNEYS' FEES AND EXPENSES:  U.S.$1
              million.

     4. COOPERATION. After the completion of his trial testimony in the criminal matters pending with respect to certain of the transactions involved in this agreement, Radler agrees to be available to STMG's and the SC's representatives and counsel, subject to reasonable requests at mutually agreeable times and locations, for the purpose of being interviewed by STMG's and the SC's representatives and counsel with respect to the matters involved in the Illinois Action, the SC Report, and Radler's service as an STMG officer or director. Radler is entitled to have his counsel attend all of Radler's meetings with STMG's and the SC's representatives and counsel. In the event of any claimed breach of Radler's obligations under this paragraph that remains uncured for more than fourteen days following written notice by STMG to Radler, the Parties acknowledge and agree that STMG's sole remedy shall be to apply for a decree of specific performance.

    5. MUTUAL RELEASE AND SETTLEMENT. Upon payment in full of the Radler/Horizon Settlement Amount and subject to paragraph 7(a) below, STMG and its affiliates (except Hollinger Inc. and its subsidiaries that are not subsidiaries of STMG), subsidiaries, and divisions, and their predecessors, successors, and assigns (collectively, the "STMG Releasors") do hereby fully, finally, and forever release Radler and any of his spouse, heirs, family members, successors, assigns, survivors, and executors, and 0714179 BC Ltd., 655730 BC Ltd., Sherbrooke Leasing Ltd., and P & R Investments Inc. (collectively, the "Radler Releasees") from any and all rights, interests, obligations, debts, dues, sums of money, accounts, reckonings, damages, claims, actions, allegations, causes of action, counterclaims, or demands whatsoever, whether known or unknown, in law or in equity, that have been or that could be asserted by the STMG Releasors from the beginning of time through the date hereof against the Radler Releasees, except the Bradford Transaction Claims (the "Settled Claims"). Radler and any and all of his spouse, heirs, family members, successors, assigns, survivors, and executors, and 0714179 BC Ltd., 655730 BC Ltd., Sherbrooke Leasing Ltd., and P & R Investments Inc. (collectively, the "Radler Releasors") do hereby fully, finally, and forever release STMG and its current and former agents, advisors (except KPMG LLP, and any of its predecessor or successor partnerships, which are addressed below in paragraph 10), representatives, affiliates, subsidiaries, divisions, officers, directors, employees, and attorneys (except Torys LLP and any of its predecessor or successor partnerships, which are addressed below in paragraph
11) and their predecessors, successors, and assigns (collectively, the "STMG Releasees")(3) from any and all rights, interests, advancement and

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(3) To the  extent  that the  Radler  Releasors'  release  extends to Conrad M.
Black, Barbara Amiel Black, John A. Boultbee, Peter Y. Atkinson, Mark S. Kipnis, The Ravelston Corporation Ltd., or Todd A. Vogt, it is limited to claims based on their conduct in their capacity as STMG officers, directors, employees, or agents. In addition, to the extent that the Radler Releasors have defenses or affirmative defenses against Conrad M. Black, Barbara Amiel Black, John A. Boultbee, Peter Y. Atkinson, Mark S. Kipnis, The Ravelston Corporation Ltd., or Todd A. Vogt that are based on their conduct in their capacity as STMG officers, directors, employees, or agents, the Radler Releasors' release does not preclude the Radler Releasors from pursuing those defenses or affirmative defenses (but not claims, including affirmative claims, counterclaims, or cross-claims) in any pending or future litigation. Further, to the extent that the Radler Releasors have claims, defenses, or affirmative defenses against Hollinger Inc. that may be pursued in response to Hollinger Inc.'s proposed counterclaims in the Illinois Action, Hollinger Inc.'s litigation in Canada, or any other current or future claims brought by or on Hollinger Inc.'s behalf against any of the Radler Releasors, the Radler Releasors' release does not preclude the Radler Releasors from pursuing those claims, defenses, or affirmative defenses in any pending or future litigation.

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indemnification obligations,  debts, dues, sums of money, accounts, reckonings, damages, claims, actions, allegations, causes of action, counterclaims, or demands whatsoever, whether known or unknown, in law or in equity, that Radler has or will have or that have been or could be asserted by the Radler Releasors from the beginning of time through the date hereof against the STMG Releasees. For purposes of clarification only, the releases provided under this paragraph include extinguishing (i) STMG's right to seek the return of attorneys' fees and expenses that have been advanced to Radler under Article IX(b) of STMG's
by-laws;   and  (ii)  Radler's  right  to  seek  any  further   advancement  or
indemnification of past, present, or future attorneys' fees and expenses from STMG. The releases provided under this paragraph do not release Radler or STMG from their respective obligations under this Agreement.

     6. BRADFORD TRANSACTION CLAIMS RELEASE. Upon payment of the Bradford Settlement Amount, as that term is defined in the Bradford Settlement Agreement, or STMG's filing of a suit against Bradford to enforce the payment terms of the Bradford Settlement Agreement: (i) STMG releases Radler from the Bradford Transaction Claims, in accordance with the terms of the releases provided in paragraph 5 above; and (ii) all restrictions on the Bradford Transaction Allocation Amount are removed. If the Bradford Settlement Amount, as that term is defined in the Bradford Settlement Agreement, is not paid and STMG declares the payment and release provisions in the Bradford Settlement Agreement null and void, then STMG: (i) does not release Radler under this Agreement from the Bradford Transaction Claims; (ii) shall have the option to pursue the Bradford Transaction Claims against Radler in any court; and (iii) will continue to hold the Bradford Transaction Allocation Amount until (i) STMG obtains a judgment against Radler on the Bradford Transaction Claims (in which case the Bradford Transaction Allocation Amount will be used to offset the amount of that judgment), or (ii) STMG and Radler settle the Bradford Transaction Claims (in which case the Bradford Transaction Allocation Amount will be used to offset the amount of that settlement), or (iii) Radler is found not liable on the Bradford Transaction Claims (in which case STMG will return to Radler the Bradford Transaction Allocation Amount). Further, if the Bradford Settlement Amount, as that term is defined in the Bradford Settlement Agreement, is not paid, and STMG declares the payment and release provisions in the Bradford Settlement Agreement null and void and pursues the Bradford Transaction Claims against Bradford, but not does not include Radler as a defendant in that action within six months of filing it against Bradford, then
(i) STMG releases Radler from the Bradford Transaction Claims, in accordance with the terms of the releases provided in paragraph 5 above; and (ii) all restrictions on the Bradford Transaction Allocation Amount are removed. If STMG exercises its option to pursue the Bradford Transaction Claims against Radler, STMG shall also bring suit against Bradford in the same action and court to pursue the Bradford Transaction Claims.

     7.  INSURANCE SUBROGATION & RELEASE BY RADLER OF AMERICAN HOME AND CHUBB.

         (a) STMG is not releasing the subrogation rights, if any, that STMG's insurers might have against Radler.

         (b)(1) In accordance with paragraph 12 of STMG's Policy Release Agreement with Chubb Insurance Company of Canada ("Chubb") (the "Chubb Policy Release Agreement") and paragraph 8 of STMG's Policy Release Agreement with American Home Assurance Company ("American Home") as amended (the "American

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Home  Policy   Release   Agreement")   (collectively,   the   "Policy   Release
Agreements"), Radler wishes to release his rights, if any, under policies Chubb and American Home have issued to STMG and its affiliates. The Chubb Policy Release Agreement (without exhibits) is attached hereto as Exhibit A for reference and the American Home Policy Release Agreement (without exhibits) is attached hereto as Exhibit B for reference. It is the Parties' intent that the release contained in paragraph 7(b)(2) below, combined with the release in paragraph 5 above, will extinguish the subrogation rights, if any, and Claims (as defined in the Policy Release Agreements), if any, that Chubb and American Home may have against Radler.

         (b)(2) Radler, on his own behalf and on behalf of any and all of his present, former and future associates, partners, representatives, agents, assigns, family members, heirs, executors and administrators, or any of them, and his attorneys and all persons acting by, through, or on behalf of any of them, hereby releases, discharges, and covenants not to sue Chubb or American Home and each of their present, former, and future parents, divisions, subsidiaries, affiliates, associates, representatives, predecessors, successors, owners, assigns, administrators, and their present, former, or future directors, agents, partners, principals, officers, employees, trustees, insurers, and reinsurers, representatives or any of them, and their attorneys and all persons acting by, through, under, or on behalf of any of them (collectively, the "Insurer Releasees") from, against, and for any and all claims, rights, demands, losses, expenses, actions, or causes of action, in law or in equity, of any kind or nature whatsoever, known or unknown, suspected or unsuspected, vested or contingent, arising or accruing from the beginning of time through the date hereof (collectively, "Insurer Claims"), that arise out of or relate in any way to any and all policies issued by one of the Insurer Releasees to Radler, STMG, or an affiliate of STMG, the Delaware Settlement (as defined in the Policy Release Agreements), the Underlying Actions (as defined in the Policy Release Agreements), the Ontario Proceeding (as defined in the Policy Release Agreements), or any fact, circumstance or situation alleged in the Underlying Actions (as defined in the Policy Release Agreements) (all such Insurer Claims collectively, the "Released Insurer Claims"). The Released
Insurer Claims include without limitation any and all Insurer Claims for or allegations of extracontractual liability, "bad faith" or unfair claims handling practices, or any violations of any similar, comparable, or equivalent provision or principle of either statutory or common law of any jurisdiction, with respect to or arising from or in any way relating to the Released Insurer Claims. The Released Insurer Claims shall include all claims that were asserted in the Underlying Actions (as defined in the Policy Release Agreements) and the Related Claims (as defined in the Policy Release Agreements). Notwithstanding anything to the contrary contained herein: (a) the release contained in this paragraph and the Chubb Policy Release Agreement have no effect on any policy issued by any of the Chubb Releasees (as defined in the Chubb Policy Release Agreement) other than the Excess Policy (as defined in the Chubb Policy Release Agreement) and do not release any Claim (as defined in the Chubb Policy Release Agreement) under any other policy issued by any of the Chubb Releasees (as defined in the Chubb Policy Release Agreement) other than the Excess Policy (as defined in the Chubb Policy Release Agreement); (b) the release contained in this paragraph and the American Home Policy Release Agreement have no effect on, and the Released Insurer Claims do not include, any Claim (as defined in the American Home Policy Release Agreement) or rights under any insurance

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policy  issued by an American  Home  Releasee (as defined in the American  Home
Policy Release Agreement) to Hollinger International (as defined in the American Home Policy Release Agreement), Ravelston (as defined in the American Home Policy Release Agreement), or Hollinger Inc. (as defined in the American Home Policy Release Agreement); (c) the Released Insurer Claims shall not include any Claims (as defined in the Policy Release Agreements) to enforce the terms of the Policy Release Agreements; (d) the Released Insurer Claims shall not include any Claims (as defined in the Policy Release Agreements) by, on behalf of or against any person or entity identified in Exhibit D to the Policy Release Agreements or any other insured under the American Home Policies (as defined in the American Home Policy Release Agreement) or the Excess Policy (as defined in the Chubb Policy Release Agreement) who have not signed the Policy Release Agreements or on whose behalf the Policy Release Agreements have not been signed or any other person or entity whose claims are not released in the Policy Release Agreements; (e) the Released Insurer Claims shall not include any Claims (as defined in the Policy Release Agreements) preserved in paragraph 8 of the American Home Policy Release Agreement and paragraph 12 of the Chubb Policy Release Agreement; and (f) the Released Insurer Claims shall not include any Claims (as defined in the Policy Release Agreements) against any broker acting in its capacity as broker on behalf of Hollinger International (as defined in the Policy Release Agreements) or any other insured in connection with the American Home Policies (as defined in the American Home Policy Release Agreement) or the Excess Policy (as defined in the Chubb Policy Release Agreement). Radler's release of the Released Insurer Claims is made for the direct benefit of the Insurer Releasees. (b)(3) If any of the Insurer Releasees asserts that the release contained in paragraph 7(b)(2) above is not in a form substantially similar to the releases provided for in paragraphs 7 and 8 of the Chubb Policy Release Agreement or in paragraphs 3 and 4 of the American Home Policy Release Agreement, the Parties agree to amend this Agreement to conform the release contained in paragraph 7(b)(2) to the releases in the Policy Release Agreements.

         (b)(4) Subject to the provisions of paragraphs 7(b)(1), 7(b)(2), and 7(b)(3) above, Radler's release of the Insurer Releasees shall be null and void if it is adjudicated that Radler's release is not in a form substantially similar to the releases provided for in paragraphs 7 and 8 of the Chubb Policy Release Agreement or in paragraphs 3 and 4 of the American Home Policy Release Agreement, or that the Insurer Releasees otherwise have subrogation rights or Claims (as defined in the Policy Release Agreements) against Radler.

         (c) In the event STMG releases all of its claims under policy 1000807 (the "Third Layer Policy") against ACE INA Insurance Company, Royal & SunAlliance Insurance Company of Canada, and Zurich Insurance Company (collectively, the "Third Layer Insurers"), STMG shall obtain a waiver of any subrogation rights the Third Layer Insurers have against Radler, if any, arising from payments made by the Third Layer Insurers on behalf of, or to, STMG under the Third Layer Policy; provided, however, that STMG shall obtain such a subrogation waiver for Radler only if Radler provides a release to the Third Layer Insurers in a form substantially the same as the release STMG provides to the Third Layer Insurers in STMG's release of its claims under the Third Layer Policy.

     8. FUTURE SETTLEMENTS BY STMG. STMG shall attempt, in good faith, to obtain the release of Radler and NANL for all claims and allegations in the Illinois Action and the SC Report from each settling party in any and all

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future  settlements  of claims or allegations  in the Illinois  Action,  the SC
Report, and any other claims that could have been brought by STMG against Radler or NANL relating to Radler's service to STMG as a director or officer. Subject to the terms of paragraph 7(c) of this Agreement, nothing in this provision shall (i) require STMG to accept any lesser settlement consideration from a future settling party in exchange for a release of Radler or NANL; or
(ii) prevent STMG from entering into a settlement with a party that ultimately refuses to release Radler or NANL.

     9. MUTUAL WAIVER OF RIGHTS UNDER SECTION 1542 OF THE CALIFORNIA CIVIL CODE. The STMG Releasors and the Radler Releasors are hereby deemed to have waived any and all rights, to the extent permitted by law, under Section 1542 of the California Civil Code or any other similar state or federal law, provincial or territorial law, or principle of common law that may have the effect of limiting the releases set forth herein. Section 1542 of the California Civil Code provides: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     10. LIMITED RELEASE OF KPMG LLP. The Radler Releasors agree that they will not seek contribution, indemnification, reimbursement, or any other form of claims over from KPMG LLP, including its Canadian and United States limited liability partnerships, and any of their predecessor or successor partnerships (all together, the "KPMG Entities"), for any portion of the Radler/Horizon Settlement Amount. The Radler Releasors further agree that they will not assert claims against any of the KPMG Entities for any tax compliance services, tax consulting services, or economic consulting services, as those terms are used in the letters in which STMG engaged the KPMG Entities, that any of the KPMG Entities provided to STMG or its subsidiaries. For reference purposes only, samples of letters in which STMG or its subsidiaries engaged the KPMG Entities are attached as Exhibits C-E hereto. Subject to the previous two sentences, this Agreement does not in any way limit the Radler Releasors' ability to pursue claims against any of the KPMG Entities for (i) any audit services, as that term is used in the letters in which STMG or its subsidiaries engaged the KPMG Entities, that any of the KPMG Entities provided to STMG or its subsidiaries; or (ii) contribution, indemnification, or reimbursement for any amounts other than the Radler/Horizon Settlement Amount.

     11. LIMITED RELEASE OF TORYS LLP. The Radler Releasors agree that they will not seek contribution, indemnification, reimbursement, or any other form of claims over from Torys LLP, or any of its predecessor or successor partnerships, for any portion of the Radler/Horizon Settlement Amount. This Agreement does not in any way limit the Radler Releasors' ability to pursue claims against Torys LLP, or any of its predecessor or successor partnerships, for contribution, indemnification, or reimbursement for any amounts other than the Radler/Horizon Settlement Amount.

     12. ISMISSAL OF STMG'S CLAIMS AGAINST RADLER IN THE ILLINOIS ACTION. STMG agrees to move, within fourteen days of payment of the Radler/Horizon Settlement Amount, for an order in the Illinois Action (i) dismissing with prejudice its claims, except the Bradford Transaction Claims, against Radler in the Illinois Action; and (ii) dismissing without prejudice the Bradford Transaction Claims against Radler. Radler agrees to consent to that motion. It is a condition of STMG's agreement in this provision that the Court's dismissal order in the Illinois Action expressly provides that it is without prejudice to STMG's ability to pursue the Bradford Transaction Claims against Radler in accordance with paragraphs 6 and 17 of this Agreement.

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     13. STATUTE  OF  LIMITATIONS  TOLLING.  If STMG  exercises  its  option to declare the payment and release provisions in the Bradford Settlement Agreement null and void and exercises its option to pursue the Bradford Transaction Claims against Radler and Bradford, then the statute of limitations on STMG's claims against Radler shall be deemed to have been tolled from the date of this Agreement through the date that STMG brings such claims.

     14. STMG REPRESENTATION AND WARRANTY REGARDING AGREEMENT. STMG represents and warrants as follows: (i) it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware; (ii) it has all requisite power and authority to execute and deliver this Agreement;
(iii) the execution and delivery by STMG of this Agreement will not conflict with or result in any violation or breach of or default under any provision of the certificate of incorporation and by-laws of STMG or any contract to which STMG is a party; (iv) no consent or approval of any person is required in connection with the execution and delivery of this Agreement; and (v) this Agreement is legal, valid, binding, and enforceable against STMG in accordance with its terms.

     15. POTENTIAL JUDGMENT REDUCTION. In accordance with 10 Del. C. Section 6304(b), and if and to the extent applicable any other statute or law discharging and barring contribution or similar claims against a released or settled party, including but not limited to 740 Ill. Comp. Stat. Ann. 100/2(d), in the event that judgment reduction is determined to be necessary and appropriate under applicable law, this Agreement reduces, to the extent, if at all appropriate, by Radler's PRO RATA share, if any, of the liability, the damages recoverable by STMG in any action or claim involving the Settled Claims that STMG has filed, will file, could file, or that could have been filed on its behalf derivatively against a person other than Radler. Radler acknowledges and agrees that the court or tribunal before which any such STMG action or claim is brought will have the necessary authority and jurisdiction to make findings as to the joint tort-feasor status, if at all, and proportionate liability, if any, or lack thereof, of Radler for STMG's damages, regardless of whether Radler is a party to such action or claim. Radler further agrees to cooperate with all reasonable requests for documents or other evidentiary materials, whether from STMG or any other party, in connection with any action or claim involving the Settled Claims in which findings may be required as to the joint tort-feasor status and/or proportionate liability, or lack thereof, of Radler. Radler also agrees not to move to stay or dismiss a claim or action involving the Settled Claims brought by STMG against someone other than Radler, provided, however, that this shall not affect Radler's right to seek dismissal or any other relief with respect to any claims asserted in such actions against the Radler Releasees.

     16. PRESS RELEASE. Any STMG press release announcing this Agreement will be made available to Radler for review and comment on a confidential basis prior to its release, but final approval on the contents of the release will remain solely with STMG.

     17. GOVERNING LAW; CHOICE OF FORUM; JURY WAIVER. This Agreement and any claim related directly or indirectly to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof. All disputes arising out of or relating to this Agreement or its breach may be resolved in the U.S. District Court for the Northern District of Illinois, and Radler and STMG hereby submit and attorn to the jurisdiction and venue of that court. For purposes of clarification only, this clause does not preclude STMG from bringing the

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

Bradford Transaction Claims against Radler in a court in the State of Delaware. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE ARISING OUT OF THIS AGREEMENT.

     18. COUNTERPARTS AND DELIVERY. This Agreement may be signed in any number of counterparts, all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by fax transmission or by transmission in PDF or similar electronic document format.

     19. SEVERABILITY. If any provision of this Agreement is found to be unenforceable in whole or in part, it shall be construed or limited in such a way as to make it enforceable, consistent with the intentions of the Parties as set out in this Agreement. If such construction or limitation is not possible, the unenforceable provision will be stricken, and the remaining provisions of this Agreement will remain valid and enforceable.

     20. ADMISSIBILITY. This Agreement may be filed and used in any action or proceeding as may be necessary to enforce or seek relief with respect to the Agreement.

     21. NO ADMISSION. This Agreement does not in any manner constitute Radler's or STMG's admission of liability, wrongdoing, or responsibility, or lack thereof. Nor is it an admission by the Parties of any matter.

     22. SUCCESSORS. This Agreement shall apply to Radler, as well any and all of his spouse, heirs, family members, successors, assigns, survivors, and executors, and 0714179 BC Ltd., 655730 BC Ltd., Sherbrooke Leasing Ltd., and P & R Investments Inc. Except as otherwise expressly provided in this Agreement, this Agreement also shall apply and inure to the benefit of STMG and its subsidiaries, and any successors of STMG or its subsidiaries that STMG may designate.

     23. NO WAIVER. Any failure by any party to insist upon the strict performance by the other party of any of the provisions of this Agreement shall not be deemed a waiver of any of the provisions hereof, and such party, notwithstanding such failure, shall have the right thereafter to insist upon strict performance of any and all of the provisions of this Agreement to be performed by such other party.

     24. NOTICE. Any notices required to be given under this Agreement shall be in writing and shall be made by fax or e-mail transmission to the fax numbers and e-mail addresses set out below:

         To:               F. David Radler
                           Alberta Newspaper Group
                           Suite 920
                           1200 West 73rd Avenue
                           Vancouver, B.C.
                           V6P 6G5

         With a copy to:   Jenner & Block LLP
                           330 N. Wabash Avenue
                           Chicago, IL 60611

         Attention:        Anton R. Valukas
                           Tel.:  (312) 923-2903
                           Fax:  (312) 840-7303
                           E-mail: avalukas@jenner.com

         To:               Sun-Times Media Group, Inc.
                           350 North Orleans Street
                           Floor 10 South
                           Chicago, IL 60654

         Attention:        James D. McDonough
                           Tel.:  (312) 321-2949
                           Fax:  (312) 321-0629
                           E-mail: jmcdonough@hollingerintl.com

         With a copy to:   O'Melveny & Myers LLP
                           Times Square Tower
                           7 Times Square
                           New York, NY 10036

         Attention:        Jonathan Rosenberg
                           Tel.:  (212) 408-2409
                           Fax:  (212) 326-2061
                           E-mail: jrosenberg@omm.com

     25. ENTIRE AGREEMENT. This Agreement contains the entire agreement between Radler and STMG and supersedes and replaces any and all prior negotiations, understandings, promises, representations, inducements, and discussions, whether written or oral. This Agreement may not be changed or modified except in writing signed by both Radler and STMG.

     26. KNOWLEDGE AND UNDERSTANDING. Radler acknowledges that he has read this Agreement in consultation with competent counsel and understands and acknowledges the significance and consequence of it and executes it voluntarily with full understanding of its consequences.

     Agreed to this 16th day of March 2007 by:

SUN-TIMES MEDIA GROUP, INC.                 F. DAVID RADLER

By: /s/ Gordon Paris                        /s/ F. David Radler
    -----------------------------------     -----------------------------------
Name:  Gordon Paris
       --------------------------------
Title: Chairman, STMG Special Committee
       --------------------------------

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